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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in Houston Lighting & Power Company and Houston Industries Incorporated registration statement on Form S-4 of our report dated March 25, 1996, on our audits of the consolidated financial statements of NorAm Energy Corp. and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is incorporated by reference in NorAm Energy Corp. and Subsidiaries' Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
October 15, 1996